                                                                   EXHIBIT 10.12

          FIRST AMENDMENT TO TERM LOAN AND ACQUISITION LINE AGREEMENT
          -----------------------------------------------------------


     This First Amendment to Term Loan and Acquisition Line Agreement is made as of the __ day of October, 1998 by and among

     Ustman Industries, Inc. (f/k/a Watson General Corporation), a California corporation, with its principal place of business at 12265 West Bayaud Avenue, Suite 110, Lakewood, Colorado 80228 (the "Company"), and

     BankBoston, N.A., a national banking association having its principal offices at 100 Federal Street, Boston, Massachusetts (the "Bank")

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                  WITNESSETH
                                  ----------

     WHEREAS, the Company and the Bank have entered into a Term Loan and Acquisition Line Agreement dated as of December 16, 1997 (as amended and in effect, the "Loan Agreement"); and

     WHEREAS, certain Events of Default have arisen under the Loan Agreement and the Company has requested the Bank to amend the Loan Agreement and to waive such Events of Default; and

     WHEREAS, the Bank has, by letter dated October 9, 1998, waived such Events of Default and is willing to amend the Loan Agreement on the terms set forth herein.

     NOW THEREFORE, it is hereby agreed as follows:

     1.   Definitions: All capitalized terms used herein and not otherwise
          -----------
defined shall have the same meaning as in the Loan Agreement.


     2.   Amendments to Section 1. The provisions of Section 1.1 of the Loan
          -----------------------
Agreement are hereby amended

     a. by deleting the date "December 11, 1998" appearing in the definition of "Acquisition Loan Period" and substituting the date "September 30, 1998" in its stead.

     b. by adding the following after clause (f) of the definition of "Consolidated EBITDA" and before the words, "all as determined in accordance with Generally Accepted Accounting Principles":

              plus (g) with respect to any measurement period which includes the
              ----
              Company's fiscal quarter ending June 30, 1998, any non-recurring expenses which were charged against the Company's earnings pursuant to the audit conducted by the Company's certified public accountants (which expenses aggregated approximately $812,000.00 for such fiscal quarter).

     3.   Amendments to Section 2.  The provisions of Section 2 of the Loan
          -----------------------
Agreement are hereby amended

     a. by deleting the first sentence of Section 2.3 in its entirety and substituting the following in its stead:

               The Term Loan shall bear interest on the outstanding principal balance thereof at a rate equal to (a) the aggregate of the Base Rate plus three percent (3%) per annum if the Company does not achieve Consolidated EBITDA of at least $2,000,000.00 as of the end of the immediately preceding quarter (calculated on a rolling four quarters basis), or (b) the aggregate of the Base Rate plus two and one-half percent (2 1/2%) per annum if the Company achieves Consolidated EBITDA of at least $2,000,000.00 for the immediately preceding quarter. For purposes of determining the rate of interest hereunder, Consolidated EBITDA shall be determined based upon the financial statements delivered to the Bank pursuant to (S)6.1(a) and (b) hereof, provided that, if the
                                                          -------------
               Company fails to deliver such financial statements as and when due, interest shall accrue at the rate set forth in clause (a) hereof (without waiving the provisions of (S)3.7 hereof).

     b. by deleting the first sentence of Section 2.4(a) and substituting the following in its stead:

               An amount equal to the greater of (i) $150,000.00, or (ii) ten percent (10%) of the result of (A) the Consolidated EBITDA of the Company and its Subsidiaries for fiscal years 1999 and 2000, divided by (B) two (2).

     c. by deleting the words "five percent (5%) appearing in Section 2.4(b)(ii) and substituting the words "ten percent (10%)" in their stead.

     4.   Amendments to Section 3.   The provisions of Section 3.7(a) of the
          -----------------------
Loan Agreement are hereby amended by adding the following at the end thereof:

               , or if the interest is then accruing at the rate set forth in
               (S)2.3(a) hereof, at a rate per annum equal to the aggregate of the Base Rate plus six percent (6%) per annum.

     5.   Amendments to Section 8.   The provisions of Section 8 of the Loan
          -----------------------
Agreement are hereby amended

     a. by deleting the provisions of (S)8.1 in their entirety and substituting the following in their stead:

               8.1 Consolidated Net Worth.  The Company shall at all times
                   ----------------------
               maintain a Consolidated Net Worth equal to or greater than:

               (a) as of each of the quarters end September 30, 1998, December 31, 1998, March 31, 1999, and June 30, 1999 - $6,000,000.00;

               (b) as of each quarter end thereafter, the sum of (i) $6,000,000.00 plus (ii) one hundred percent (100%) of the
                             ----
               proceeds realized from the issuance of any stock or other equity interests in the Company, plus (c) seventy five percent (75%) of
                                         ----
               the Consolidated Net Income (but not any net loss) of the Company and its Subsidiaries in each of their fiscal years commencing with the fiscal year ending June 30, 1999.

     b.   by amending the provisions of (S)8.2

             (i) by adding the words ", calculated on a rolling four quarters basis," after the words "Adjusted Consolidated EBITDA" in the fourth line thereof.

            (ii) by deleting the ratios for the periods ending September 30, 1998 and thereafter and substituting the following in their stead:

                   Period                            Ratio
                   ------                            -----
                   Quarter ending
                   September 30, 1998                3.1:1.0

                   Quarter ending
                   December 31, 1998                 2.7:1.0

                   Quarter ending
                   March 31, 1999                    2.3:1.0

                   Quarter ending
                   June 30, 1999                     2.0:1.0
                   and each quarter end thereafter

     c. by deleting the provisions of (S)8.3 in their entirety and substituting the following in their stead:

            8.3  Adjusted Consolidated EBITDA to Interest Charges. The Company
                 ------------------------------------------------
            shall not permit the ratio of Adjusted Consolidated EBITDA to Interest Charges paid in cash, calculated on a rolling four quarters basis, to be less than 3.0:1.0 at the end of each of the Company's fiscal quarters.

     d.   by amending the provisions of (S)8.5(a) as follows:

             (i) by adding the words ", calculated on a rolling four quarters basis (except as otherwise provided below, " after the words "Adjusted Consolidated EBITDA" in the second line thereof.

            (ii) by deleting the ratios for the periods ending September 30, 1998 and thereafter and substituting the following in their stead:

                   Period                            Minimum EBITDA
                   ------                            --------------
                   Quarter ending
                   September 30, 1998                $1,100,000.00

                   Quarter ending
                   December 31, 1998                 $1,200,000.00

                   Quarter ending
                   March 31, 1999                    $1,300,000.00

                    Quarter ending
                    June 30, 1999                         $1,800,000.00

                    Quarter ending
                    September 30, 1999                    $1,936,000.00
                    and each quarter end thereafter

            (iii) by deleting the provisions of (S)8.5(b) in their entirety.

     c. by deleting the provisions of (S)8.6 in their entirety and substituting the following in their stead:

                    8.6 Consolidated Operating Cash Flow to Debt Service Charges. The Company shall not permit the ratio of Consolidated Operating Cash Flow to Debt Service Charges, calculated on a rolling four quarters basis to be less than 1.1:1.0 as of the end of any fiscal quarter of the Company, commencing with the quarter ending September 30, 1998.

     6.   Conditions to Effectiveness. This First Amendment to Term Loan and
          ---------------------------
Acquisition Line Agreement shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Bank:

     a. This First Amendment to Term Loan and Acquisition Line Agreement shall have been duly executed and delivered by the COmpany and the Bank, and shall be in full force and effect. The Bank shall have received a fully executed copy hereof and of each other document required hereunder.

     b. All action on the part of the Company necessary for the valid execution, delivery and performance by the Company of this First Amendment to Term Loan and Acquisition Line Agreement shall have been duly and effectively taken. The Bank shall have received from the Company true copies of its certificates of the resolutions adopted by its board of directors authorizing the transactions described herein, each certified by its secretary as of a recent date to be true and complete.

     c. The Bank shall have received an opinion of counsel to the Company satisfactory to the Bank and the Bank's counsel.

     d. The Bank shall have been paid an amendment fee in the sum of $18,750.00. The amendment fee shall be fully earned upon execution of this First Amendment and shall not be subject to refund or rebate under any circumstances.

     e. The Company shall have paid to the Bank all other fees and expenses then due and owing pursuant to the Loan Agreement, as modified hereby, including, without limitation, reasonable attorneys' fees incurred by the Bank.

     f.   No Default or Event of Default shall have occurred and be continuing.

     g. The Company shall have provided such additional instruments and documents to the Bank as the Bank and its counsel may have reasonably requested.

     7.   Miscellaneous.
          -------------

     a. Except as provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. The Company and the Guarantors hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained (except to the extent that such representations and warranties expressly relate to an earlier date). The Company and the Guarantors further acknowledge and agree that none of them have any offsets, defenses, or counterclaims against the Bank under the Loan Agreement or the other Loan Documents and, to the extent that the Company or the Guarantors have, or ever had, any such offsets, defenses, or counterclaims, the Company and the Guarantors each hereby waive and release the same.

     b. The Company shall pay all costs and expenses incurred by the Bank in connection with this First Amendment, including, without limitation, all reasonable attorneys' fees and expenses, commercial finance examination fees, appraisal fees, and all reasonable travel expenses incurred by the Bank.

     c. This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument.

     d. This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and their seals to be hereto affixed as the date first above written.


                                              "Company"
                                        USTMAN INDUSTRIES, INC.


                                        By: /s/ Dan R. Cook
                                           _________________________
                                           Name:  Dan R. Cook
                                           Title: President

                                              "Bank"
                                        BANKBOSTON, N.A.


                                        By: /s/ Kenneth S. Struglia
                                           _________________________
                                           Name:  Kenneth S. Struglia
                                           Title: Vice President